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                             CONSTELLATION BANCORP

                                     PROXY
  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE SPECIAL
              MEETING OF SHAREHOLDERS TO BE HELD ON MARCH 15, 1994

  The undersigned hereby appoints Michael A. Marinelli and Robert M. Craig, and each of them, with full power of substitution, to represent the undersigned and to vote all of the shares of stock in Constellation Bancorp that the undersigned is entitled to vote at the Special Meeting of Shareholders of said Company to be held at the Douglass College Student Center, Corner of George Street and Nichol Avenue, New Brunswick, New Jersey, on Tuesday, March 15, 1994 at 2:00 P.M., local time, and at any adjournments or postponements thereof.

  Unless otherwise indicated the shares represented hereby shall be voted "FOR" the Proposal and on such other matters as may properly come before the meeting.

                  This Proxy is Continued on the Reverse Side

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                THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR:"

                                                              I (we) will attend
                                                             the Special Meeting

                                                                      [_]



Proposal: Approval of Agreement and Plan of Merger, dated as of the 2nd day of August, 1993, as amended, between Constellation Bancorp and CoreStates Financial Corp


In their discretion, the Proxies are authorized to vote upon such business as may properly come before the meeting.
FOR            AGAINST              ABSTAIN
[_]              [_]                  [_]


The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Shareholders and the Proxy Statement-Prospectus.

Please sign exactly as name appears hereon. Persons signing as Executors, Administrators, Trustees, etc., give title as such. Joint owners, both should sign.


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                    SIGNATURE

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                    SIGNATURE

Dated:                                        1994
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 PLEASE VOTE, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED
                                   ENVELOPE.


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